UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 - 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has  reported  its results of  operations  for the three and nine months ended July 31, 2012, as described in Registrant’s news release dated August 22, 2012, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated August 22, 2012.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

August 22, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated August 22, 2012.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2012

Boston, MA, August 22, 2012 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.43 for the third quarter of fiscal 2012 compared to adjusted earnings per diluted share of $0.45 in the second quarter of fiscal 2012 and $0.55 in the third quarter of fiscal 2011.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.43 per diluted share in the third quarter of fiscal 2012, $0.44 in the second quarter of fiscal 2012 and $0.55 in the third quarter of fiscal 2011.  Adjusted earnings differed from GAAP earnings in the second quarter of fiscal 2012 due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.01 per diluted share.

Adjusted earnings per diluted share were $1.35 in the nine months ended July 31, 2012 compared to $1.52 in the nine months ended July 31, 2011. The Company’s GAAP earnings per diluted share were $1.27 and $1.35, respectively, for the compared periods.  The Company’s adjusted and GAAP earnings per diluted share were increased $0.01 and $0.03 in the first nine months of fiscal 2012 and 2011, respectively, by gains related to the sale of the Company’s equity interest in Lloyd George Management (BVI) Limited in the second quarter of fiscal 2011.

Net outflows of $1.4 billion from long-term funds and separate accounts in the third quarter of fiscal 2012 compare to net inflows of $0.6 billion and $1.9 billion in the second quarter of fiscal 2012 and the third quarter of fiscal 2011, respectively.  Net outflows from Eaton Vance large-cap value mandates totaled $3.8 billion in the third quarter of fiscal 2012, more than offsetting the $2.4 billion of net inflows into other long-term strategies in the period.

On August 6, 2012, the Company completed its purchase of a 49 percent interest in Hexavest Inc., a Quebec corporation providing discretionary management of equity and tactical asset allocation strategies to institutions in Canada, the United States, Europe and the Asia Pacific region using a predominantly top-down investment style.  As of the close of the transaction, Hexavest managed $11.0 billion of client assets invested primarily in global and global ex-U.S. equity mandates.

“Accelerating outflows from our large-cap value strategy caused net flows to turn negative in the third quarter of fiscal 2012,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer.  “Improving large-cap value performance and a robust pipeline of new institutional and sub-advisory opportunities give reason for optimism regarding flow trends in the coming months.”

______________________

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating.  See reconciliation provided in Attachment 2 for more information on adjusting items.

Assets under management were $192.9 billion on July 31, 2012, a decrease of 2 percent from the $197.5 billion of managed assets on April 30, 2012 and down 3 percent from managed assets of $199.0 billion on July 31, 2011. Assets under management on July 31, 2012 included $110.3 billion in long-term funds, $40.3 billion in institutional separate accounts, $14.7 billion in high-net-worth separate accounts, $27.4 billion in retail managed accounts and $0.2 billion in cash management fund assets. Average assets under management were $192.8 billion in the third quarter of fiscal 2012, down 1 percent from $195.6 billion in the second quarter of fiscal 2012 and down 4 percent from $201.2 billion in the third quarter of fiscal 2011.  The sequential decrease in ending assets under management in the third quarter of fiscal 2012 primarily reflects long-term net outflows of $1.4 billion and market price declines of $3.1 billion.

As shown in Table 2 (Attachment 6), gross sales and other inflows were $10.9 billion in the third quarter of fiscal 2012, down 17 percent from $13.2 billion in the second quarter of fiscal 2012 and down 20 percent from $13.7 billion in the third quarter of fiscal 2011. Gross redemptions and other outflows were $12.4 billion in the third quarter of fiscal 2012, down 2 percent from $12.7 billion in the second quarter of fiscal 2012 and up 5 percent from $11.8 billion in the third quarter of fiscal 2011.

Attachments 5 and 6 summarize the Company’s assets under management and asset flows by investment mandate and investment vehicle.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	July 31,	April 30,	July 31,
	2012	2012	2011

Revenue	$298,771	$304,770	$327,056
Expenses	203,755	205,959	211,629
Operating income	95,016	98,811	115,427

Operating margin	32%	32%	35%

Non-operating income (expense)	1,875	(855)	(3,365)
Income taxes	(34,379)	(35,164)	(43,320)
Equity in net income (loss) of affiliates, net of tax	175	(22)	194
Net income	62,687	62,770	68,936
Net income attributable to non-controlling
and other beneficial interests	(12,481)	(9,900)	(868)
Net income attributable to
Eaton Vance Corp. shareholders	$50,206	$52,870	$68,068
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$51,002	$53,967	$68,306

Earnings per diluted share	$0.43	$0.44	$0.55

Adjusted earnings per diluted share(1)	$0.43	$0.45	$0.55

Third Quarter Fiscal 2012 vs. Second Quarter Fiscal 2012

Revenue in the third quarter of fiscal 2012 decreased 2 percent to $298.8 million from revenue of $304.8 million in the second quarter of fiscal 2012.  Investment advisory and administrative fees were down 2 percent in the third quarter of fiscal 2012 compared to the second quarter of fiscal 2012, primarily due to a 1 percent decrease in average assets under management.  Distribution and service fees revenues decreased 3 percent on a combined basis, reflecting a declining share of managed assets in fund share classes that are subject to such fees.

Expenses decreased 1 percent to $203.8 million in the third quarter of fiscal 2012 from $206.0 million in the second quarter of fiscal 2012, reflecting decreases in compensation, declines in certain distribution expenses and reduced amortization of deferred sales commissions, offset by increases in fund expenses and other expenses. The decrease in compensation expense primarily reflects decreases in sales- and operating income-based incentives, as well as lower severance expense. Gross sales and other inflows, which drive sales-based incentives, were down 17 percent in the third quarter of fiscal 2012 compared to the second quarter of fiscal 2012.  Pre-bonus adjusted operating income, which drives operating income-based incentives, was down 4 percent for the same period. The decrease in distribution expense reflects a decrease in intermediary marketing support payments to our distribution partners driven by a decrease in sales and managed assets, partly offset by increases in promotional expenses. The decrease in amortization of deferred sales commissions largely reflects changes in product mix away from fund share classes to which these expenses apply.  Fund expenses increased 9 percent from the second quarter of 2012 due to higher subsidies on start-up funds and increased non-advisory expenses borne by the Company on funds for which we are paid an all-in fee.  The 3 percent increase in other expenses reflects increases in spending related to travel and information technology to support the Company’s product and infrastructure initiatives.

Operating income was down 4 percent to $95.0 million in the third quarter of fiscal 2012 from $98.8 million in the second quarter of fiscal 2012.

Non-operating income (expense) contributed $1.9 million to income before taxes in the third quarter of fiscal 2012, compared to a reduction of $0.9 million in the second quarter of fiscal 2012.  The improved non-operating income (expense) is primarily attributable to a $4.0 million increase in gains and other investment income recognized by the Company’s consolidated collateralized loan obligation (“CLO”) entity, offset by a $0.9 million decline in gains and other investment income earned on the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 35.5 percent in the third quarter of fiscal 2012. Excluding the impact of other income (expense) associated with the Company’s consolidated CLO entity borne by other beneficial interest holders, the Company’s effective tax rate was approximately 38.2 percent for the quarter.

Net income attributable to non-controlling and other beneficial interests totaled $12.5 million in the third quarter of fiscal 2012 and $9.9 million in the second quarter of fiscal 2012. As shown in Attachment 3, the increase can be primarily attributed to an improvement in the financial performance of the Company’s consolidated CLO entity. Included in net income attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2012 were $1.1 million of non-controlling interest value adjustments that related primarily to the profit growth of our subsidiary Parametric Risk Advisors based on an April 30 measurement date.

Third Quarter Fiscal 2012 vs. Third Quarter Fiscal 2011

Revenue in the third quarter of fiscal 2012 decreased 9 percent to $298.8 million from revenue of $327.1 million in the third quarter of fiscal 2011.  Investment advisory and administrative fees were down 7 percent due to a 4 percent decrease in average assets under management and modestly lower average effective fee rates. Distribution and service fees were, on a combined basis, down 17 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Expenses decreased 4 percent to $203.8 million in the third quarter of fiscal 2012 from $211.6 million in the third quarter of fiscal 2011, reflecting lower distribution and service fees, reduced amortization of deferred sales commissions and lower fund expenses, offset by an increase in other expenses. The decreases in distribution and service fee expenses and amortization of deferred sales commissions largely reflect changes in product mix away from fund share classes to which these expenses apply. The decrease in fund-related expenses can be attributed primarily to lower sub-advisory expenses. The increase in other expenses is attributable primarily to higher spending for travel and other professional services. Compensation expense was substantially unchanged year-over-year, as decreases in sales- and operating income-based incentives were offset by higher employee headcount and increased salaries and stock-based compensation. Gross sales and other inflows, which drive sales-based incentives, were down 20 percent in the third quarter of fiscal 2012 compared to the third quarter of fiscal 2011, while pre-bonus adjusted operating income, which drives operating-income based incentives, was down 17 percent over the same period.

Operating income was down 18 percent to $95.0 million in the third quarter of fiscal 2012 from $115.4 million in the third quarter of fiscal 2011.

Non-operating income (expense) contributed $1.9 million to income before taxes in the third quarter of fiscal 2012 compared to a reduction of $3.4 million in the third quarter of fiscal 2011. The improved non-operating income (expense) reflects an $11.4 million increase in gains and other investment income recognized by the Company’s consolidated CLO entity, offset by a $5.7 million decrease in gains and other investment income earned on the Company’s investments in sponsored products. The Company’s gains and other investment income in the third quarter of fiscal 2011 included a $1.9 million gain recognized upon the sale of the Company’s equity interest in a non-consolidated CLO entity.

Net income attributable to non-controlling and other beneficial interests totaled $12.5 million in the third quarter of fiscal 2012 and $0.9 million in the third quarter of fiscal 2011. As shown in Attachment 3, the change can be primarily attributed to an improvement in the financial performance of the Company’s consolidated CLO entity.

Balance Sheet Information

Cash and cash equivalents totaled $600.2 million on July 31, 2012, with no outstanding borrowings against the Company’s $300.0 million credit facility.  On August 6, 2012, the Company paid $192.7 million to acquire its 49 percent equity interest in Hexavest Inc., sourced from cash on hand.  During the first nine months of fiscal 2012, the Company used $76.6 million to repurchase and retire approximately 3.0 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 5.0 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EDT today to discuss the financial results for the three and nine month periods ended July 31, 2012. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. Third Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the account number 286 and the confirmation code 398870.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

Three Months Ended	Nine Months Ended
% Change	% Change
July 31,	April 30,	July 31,	Q3 2012 to	Q3 2012 to	July 31,	July 31,	%
2012	2012	2011	Q2 2012	Q3 2011	2012	2011	Change
Revenue:

Investment advisory and administrative fees	$244,655	$248,888	$262,067	(2)%	(7)%	$732,995	$756,471	(3)%
Distribution and underwriter fees	22,066	22,551	26,432	(2)	(17)	67,132	79,900	(16)
Service fees	30,760	32,065	37,426	(4)	(18)	95,124	111,249	(14)
Other revenue	1,290	1,266	1,131	2	14	3,896	3,663	6
Total revenue	298,771	304,770	327,056	(2)	(9)	899,147	951,283	(5)
Expenses:

Compensation and related costs	94,700	97,566	94,713	(3)	-	288,949	288,920	-
Distribution expense	32,670	32,960	33,733	(1)	(3)	97,958	100,087	(2)
Service fee expense	28,165	28,088	32,222	-	(13)	84,926	94,331	(10)
Amortization of deferred sales commissions	4,593	5,533	8,503	(17)	(46)	15,946	28,496	(44)
Fund expenses	7,205	6,590	8,099	9	(11)	20,446	17,660	16
Other expenses	36,422	35,222	34,359	3	6	104,275	100,205	4
Total expenses	203,755	205,959	211,629	(1)	(4)	612,500	629,699	(3)
Operating income	95,016	98,811	115,427	(4)	(18)	286,647	321,584	(11)
Non-operating income (expense):
Gains and other investment income, net	1,927	2,796	7,594	(31)	(75)	12,900	21,406	(40)
Interest expense	(8,525)	(8,412)	(8,414)	1	1	(25,350)	(25,239)	-
Other income (expense) of consolidated
CLO entity:
Gains (losses) and other investment income, net	12,872	8,895	1,454	45	785	32,047	(9,695)	NM
Interest expense	(4,399)	(4,134)	(3,999)	6	10	(12,844)	(9,546)	35
Total non-operating income (expense)	1,875	(855)	(3,365)	NM	NM	6,753	(23,074)	NM

Income before income taxes and equity
in net income (loss) of affiliates	96,891	97,956	112,062	(1)	(14)	293,400	298,510	(2)
Income taxes	(34,379)	(35,164)	(43,320)	(2)	(21)	(104,730)	(119,179)	(12)
Equity in net income (loss) of affiliates, net of tax	175	(22)	194	NM	(10)	1,657	2,655	(38)
Net income	62,687	62,770	68,936	-	(9)	190,327	181,986	5
Net income attributable to non-controlling
and other beneficial interests	(12,481)	(9,900)	(868)	26	NM	(39,980)	(13,904)	188
Net income attributable to
Eaton Vance Corp. Shareholders	$50,206	$52,870	$68,068	(5)	(26)	$150,347	$168,082	(11)

Earnings per share :
Basic	$0.44	$0.46	$0.58	(4)	(24)	$1.30	$1.42	(8)
Diluted	$0.43	$0.44	$0.55	(2)	(22)	$1.27	$1.35	(6)

Weighted average shares outstanding:
Basic	112,110	112,418	115,574	-	(3)	112,354	116,191	(3)
Diluted	114,591	115,881	120,543	(1)	(5)	115,031	121,566	(5)

Dividends declared per share	$0.19	$0.19	$0.18	-	6	$0.57	$0.54	6

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted net income attributable to Eaton Vance
Corp. shareholders and adjusted earnings per diluted share
(unaudited)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
(in thousands, except per share figures)	2012	2012	2011	2012	2011

Net income attributable to Eaton Vance
Corp. shareholders	$50,206	$52,870	$68,068	$150,347	$168,082

Non-controlling interest value adjustments	796	1,097	238	9,996	21,310

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$51,002	$53,967	$68,306	$160,343	$189,392

Earnings per diluted share	$0.43	$0.44	$0.55	$1.27	$1.35

Non-controlling interest value adjustments	-	0.01	-	0.08	0.17

Adjusted earnings per diluted share	$0.43	$0.45	$0.55	$1.35	$1.52

				Attachment 3
Eaton Vance Corp.
Reconciliation of net income attributable
to non-controlling and other beneficial interests
(unaudited)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
(in thousands)	2012	2012	2011	2012	2011

Consolidated funds	$(839)	$(1,182)	$(970)	$(3,167)	$(5,629)

Majority-owned subsidiaries	(3,354)	(3,751)	(3,158)	(10,465)	(9,094)

Consolidated CLO entity	(7,492)	(3,870)	3,498	(16,352)	22,129

Non-controlling interest value adjustments	(796)	(1,097)	(238)	(9,996)	(21,310)

Net income attributable to non-controlling
interests and other beneficial interests	$(12,481)	$(9,900)	$(868)	$(39,980)	$(13,904)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	July 31,	October 31,
	2012	2011
Assets

Cash and cash equivalents	$600,182	$510,913
Investment advisory fees and other receivables	127,303	130,525
Investments	285,986	287,735
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	33,380	16,521
Bank loans and other investments	458,392	462,586
Other assets	1,150	2,715
Deferred sales commissions	20,370	27,884
Deferred income taxes	47,858	41,343
Equipment and leasehold improvements, net	57,732	67,227
Intangible assets, net	61,227	67,224
Goodwill	154,636	142,302
Other assets	75,562	74,325
Total assets	$1,923,778	$1,831,300

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$110,070	$137,431
Accounts payable and accrued expenses	57,143	51,333
Dividend payable	21,875	21,959
Debt	500,000	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	477,096	477,699
Other liabilities	822	5,193
Other liabilities	91,077	75,557
Total liabilities	1,258,083	1,269,172
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	113,080	100,824
Total temporary equity	113,080	100,824

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 413,167 and 399,240 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 114,776,913 and 115,223,827 shares, respectively	448	450
Notes receivable from stock option exercises	(3,888)	(4,441)
Accumulated other comprehensive income	2,630	1,340
Appropriated retained earnings (deficit)	12,485	(3,867)
Retained earnings	540,047	466,931
Total Eaton Vance Corp. shareholders' equity	551,724	460,415
Non-redeemable non-controlling interests	891	889
Total permanent equity	552,615	461,304
Total liabilities, temporary equity and permanent equity	$1,923,778	$1,831,300

				Attachment 5
Eaton Vance Corp.
Table 1
Net Flows by Investment Mandate(1)
(in millions) (unaudited)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2012	2012	2011	2012	2011
Equity assets - beginning of period(2)	$114,903	$110,834	$122,740	$108,859	$107,500
Sales and other inflows	4,604	6,817	7,984	17,735	23,829
Redemptions/outflows	(7,656)	(7,897)	(7,564)	(23,234)	(21,853)
Net flows	(3,052)	(1,080)	420	(5,499)	1,976
Assets acquired	-	-	-	-	352
Exchanges	(19)	(6)	(25)	(23)	70
Market value change	(3,237)	5,155	(6,080)	5,258	7,157
Equity assets - end of period	$108,595	$114,903	$117,055	$108,595	$117,055

Fixed income assets - beginning of period	46,891	45,514	43,066	43,708	46,119
Sales and other inflows	2,886	3,626	2,404	9,139	7,909
Redemptions/outflows	(1,973)	(2,276)	(2,223)	(6,702)	(9,270)
Net flows	913	1,350	181	2,437	(1,361)
Exchanges	30	-	7	70	(278)
Market value change	364	27	559	1,983	(667)
Fixed income assets - end of period	$48,198	$46,891	$43,813	$48,198	$43,813

Floating-rate income assets - beginning
of period	24,847	24,376	24,224	24,322	20,003
Sales and other inflows	2,091	1,662	2,207	5,212	7,767
Redemptions/outflows	(1,535)	(1,451)	(977)	(4,274)	(3,002)
Net flows	556	211	1,230	938	4,765
Exchanges	5	27	2	24	182
Market value change	(163)	233	130	(39)	636
Floating-rate income assets - end of period	$25,245	$24,847	$25,586	$25,245	$25,586

Alternative assets - beginning of period	10,506	10,449	11,860	10,646	10,482
Sales and other inflows	1,342	1,121	1,068	3,558	4,320
Redemptions/outflows	(1,201)	(1,035)	(1,044)	(3,428)	(3,077)
Net flows	141	86	24	130	1,243
Exchanges	(13)	(23)	(21)	(84)	(76)
Market value change	(34)	(6)	(102)	(92)	112
Alternative assets - end of period	$10,600	$10,506	$11,761	$10,600	$11,761

Long-term assets - beginning of period	197,147	191,173	201,890	187,535	184,104
Sales and other inflows	10,923	13,226	13,663	35,644	43,825
Redemptions/outflows	(12,365)	(12,659)	(11,808)	(37,638)	(37,202)
Net flows	(1,442)	567	1,855	(1,994)	6,623
Assets acquired	-	-	-	-	352
Exchanges	3	(2)	(37)	(13)	(102)
Market value change	(3,070)	5,409	(5,493)	7,110	7,238
Total long-term assets - end of period	$192,638	$197,147	$198,215	$192,638	$198,215

Cash management fund assets
end of period	220	340	815	220	815
Total assets under management -
end of period	$192,858	$197,487	$199,030	$192,858	$199,030

(1) Includes funds and separate accounts.
(2) Includes balanced accounts holding income securities.

				Attachment 6
Eaton Vance Corp.
Table 2
Net Flows by Investment Vehicle
(in millions) (unaudited)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2012	2012	2011	2012	2011
Long-term fund assets -
beginning of period	$114,029	$112,664	$122,886	$111,705	$113,978
Sales and other inflows	6,266	6,648	7,293	19,819	26,840
Redemptions/outflows	(8,554)	(7,818)	(7,225)	(24,483)	(23,192)
Net flows	(2,288)	(1,170)	68	(4,664)	3,648
Exchanges	3	(2)	(37)	(13)	(105)
Market value change	(1,487)	2,537	(2,941)	3,229	2,455
Long-term fund assets - end of period	$110,257	$114,029	$119,976	$110,257	$119,976

Institutional separate account assets -
beginning of period	40,883	38,726	38,264	38,003	34,593
Sales and other inflows	2,262	3,261	4,336	7,347	9,396
Redemptions/outflows	(1,970)	(2,794)	(2,522)	(6,979)	(7,379)
Net flows	292	467	1,814	368	2,017
Exchanges	-	40	-	11	(19)
Market value change	(890)	1,650	(1,086)	1,903	2,401
Institutional separate account assets -
end of period	$40,285	$40,883	$38,992	$40,285	$38,992

High-net-worth separate account assets -
beginning of period	14,704	13,255	14,249	13,256	11,883
Sales and other inflows	752	1,338	529	3,110	2,250
Redemptions/outflows	(540)	(534)	(552)	(1,626)	(1,925)
Net flows	212	804	(23)	1,484	325
Assets acquired	-	-	-	-	352
Exchanges	-	(42)	7	(999)	2
Market value change	(234)	687	(645)	941	1,026
High-net-worth separate account assets -
end of period	$14,682	$14,704	$13,588	$14,682	$13,588

Retail managed account assets -
beginning of period	27,531	26,528	26,491	24,571	23,650
Sales and other inflows	1,643	1,979	1,505	5,368	5,339
Redemptions/outflows	(1,301)	(1,513)	(1,509)	(4,550)	(4,706)
Net flows	342	466	(4)	818	633
Exchanges	-	2	(7)	988	20
Market value change	(459)	535	(821)	1,037	1,356
Retail managed account assets - end of period	$27,414	$27,531	$25,659	$27,414	$25,659

Total long-term assets -
beginning of period	197,147	191,173	201,890	187,535	184,104
Sales and other inflows	10,923	13,226	13,663	35,644	43,825
Redemptions/outflows	(12,365)	(12,659)	(11,808)	(37,638)	(37,202)
Net flows	(1,442)	567	1,855	(1,994)	6,623
Assets acquired	-	-	-	-	352
Exchanges	3	(2)	(37)	(13)	(102)
Market value change	(3,070)	5,409	(5,493)	7,110	7,238
Total long-term assets - end of period	$192,638	$197,147	$198,215	$192,638	$198,215

Cash management fund assets
end of period	220	340	815	220	815

Total assets under management -
end of period	$192,858	$197,487	$199,030	$192,858	$199,030

					Attachment 7
Eaton Vance Corp.
Table 3
Assets under Management
by Investment Mandate(1)
(in millions) (unaudited)

	July 31,	April 30,	%	July 31,	%
	2012	2012	Change	2011	Change
Equity (2)	$108,595	$114,903	-5%	$117,055	-7%
Fixed income	48,198	46,891	3%	43,813	10%
Floating-rate income	25,245	24,847	2%	25,586	-1%
Alternative	10,600	10,506	1%	11,761	-10%
Cash management	220	340	-35%	815	-73%
Total	$192,858	$197,487	-2%	$199,030	-3%

(1) Includes funds and separate accounts.
(2) Includes balanced accounts holding income securities.